                                                                      EXHIBIT 12

                               DEAN FOODS COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)

                                                                  26 Weeks Ended
                                                               November 29, 1998
                                                               -----------------

             Income before taxes                                         $75,848
                                                            --------------------

             Fixed charges:
                  Interest expense                                        17,049
                  Portion of rentals (33%)                                 5,380
                                                            --------------------

                  Total fixed charges                                     22,429
                                                            --------------------

             Earnings before taxes and  fixed charges                   $ 98,277
                                                            ====================

             Ratio of earnings to fixed charges                              4.4
                                                            ====================